As filed with the Securities and Exchange Commission on March 23, 2006

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MapInfo Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1166630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Global View, Troy, NY	12180
(Address of Principal Executive Offices)	(Zip Code)

1993 Director Stock Option Plan
2005 Stock Incentive Plan
(Full Title of the Plan)

Jason W. Joseph
General Counsel and Secretary
MapInfo Corporation
One Global View
Troy, NY 12180
(Name and Address of Agent For Service)

(518) 285-6000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.002 par value per share	500,000 shares(2)	$13.605(3)	$6,802,500(3)	$727.87

(1)     In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)     Consists of (i) 150,000 shares issuable under the 1993 Director Stock Option Plan and (ii) 350,000 issuable under the 2005 Stock Incentive Plan.

(3)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on March 21, 2006.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statements on Form S-8 have previously been filed and are effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File No. 33-74660, filed by the Registrant on January 31, 1994, as amended on November 6, 1997 by Post-Effective Amendment No. 1 and File Nos. 333-73409, 333-33110, 333-56792 and 333-113083, filed by the Registrant on March 5, 1999, March 23, 2000, March 9, 2001 and February 25, 2004, respectively, relating to the Registrant's 1993 Director Stock Option Plan and File No. 333-123433, filed by the Registrant on March 18, 2005, relating to the Registrant's 2005 Stock Incentive Plan, except for Item 8, Exhibits, which are incorporated herein by reference to the Exhibit List immediately preceding the exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Troy, New York, on this 23rd day of March, 2006.

MAPINFO CORPORATION

By: /s/ K. Wayne McDougall K. Wayne McDougall Vice President, Treasurer and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of MapInfo Corporation, hereby severally constitute and appoint Mark P. Cattini, K. Wayne McDougall and Jason W. Joseph, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable MapInfo Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark P. Cattini Mark P. Cattini	President and Chief Executive Officer (Principal executive officer)	March 21, 2006
/s/ John C. Cavalier John C. Cavalier	Chairman of the Board	March 21, 2006
/s/ K. Wayne McDougall K. Wayne McDougall	Vice President, Treasurer and Chief Financial Officer (Principal financial and accounting officer)	March 21, 2006
/s/ Thomas L. Massie Thomas L. Massie	Director	March 21, 2006
/s/ Joni Kahn Joni Kahn	Director	March 21, 2006
/s/ Robert P. Schechter Robert P. Schechter	Director	March 21, 2006
/s/ Simon J. Orebi Gann Simon J. Orebi Gann	Director	March 21, 2006

INDEX TO EXHIBITS
Number	Description
4.1(1)	Certificate of Incorporation of the Registrant
4.1A(1)	Certificate of Amendment of Certificate of Incorporation
4.2(2)	By-Laws of the Registrant
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of attorney (included on the signature pages of this registration statement)

____________

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 (File No. 000-23078) and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registration's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2003 (File No. 000-23078) and incorporated herein by reference.